Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COMMERCIAL BANCSHARES, INC.

(Exact Name of Registrant as specified in its Charter)

OHIO	34-1787239
(State of Incorporation)	(IRS Employer Identification No.)

118 S. Sandusky Avenue

Upper Sandusky, Ohio 43351

(Address of principal executive offices, including zip code)

COMMERCIAL BANCSHARES, INC.

2009 Stock Incentive Plan

(Full Title of the Plan)

Robert E. Beach

President and Chief Executive Officer

Commercial Bancshares, Inc.

118 S. Sandusky Avenue

Upper Sandusky, Ohio 43351

(419) 294-5781

(Name, address and telephone number of agent for service)

Copies of Communications to:

Thomas C. Blank, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson Street

Toledo, Ohio 43624

(419) 321-1396

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares, no par value	150,000	$28.43	$4,264,500	$550.00

(1)	This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the bid and asked prices for the common shares of Commercial Bancshares, Inc. (the “Company” or “Registrant”) as reported on by the OTC Markets Group, Inc. on December 18, 2014.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Commercial Bancshares, Inc. 2009 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of our common stock.

EXPLANATORY NOTE

The documents containing the information concerning the Commercial Bancshares, Inc. 2009 Stock Incentive Plan (the “Plan”) required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), and the statement of availability of the registrant information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Securities Act Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424. Commercial Bancshares, Inc. (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

(a)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 17, 2014;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2008.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following (a) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

Section 1701.13(E)(5) provides that, to the extent a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2), or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding. In addition, Section 1701.13(E)(5) also requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under a company’s articles of incorporation or code of regulations.

The Company's Code of Regulations (the "Regulations") provides for the indemnification of Directors and Officers by the Company against any cost or expense, reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such or any service to the Company or for service at the request of the Company as a Director, Trustee, Officer, Employee or Agent of any other corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the Ohio General Corporation Law. This indemnification includes the advancement of expenses including attorneys' fees incurred in defending any such action, suit or proceeding to the full extent permitted by Ohio General Corporation Law. The Company and its Directors and Officers shall be fully protected in taking any action or making any payment under this section, or in refusing to do so, in reliance upon the advice of counsel. The Board of Directors is empowered to authorize the Company to purchase and maintain insurance against liability on behalf of any Director, Officer, Employee or Agent of the company to the full extent permitted by law.

The Company has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number	Exhibit

4	Commercial Bancshares, Inc. 2009 Stock Incentive Plan

5	Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities

23.1	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upper Sandusky, State of Ohio, on December 12, 2014.

COMMERCIAL BANCSHARES, INC.
(Registrant)

By	/s/ Robert E. Beach
Robert E. Beach
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Beach	President,	December 12, 2014
Robert E. Beach	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott A. Oboy	Executive Vice President and Chief Financial Officer	December 12, 2014
Scott A. Oboy	(Principal Financial Officer and Principal Accounting Officer)

Directors*

Stanley K. Kinnett

Kurt D. Kimmel

Lynn R. Child

John W. Bremyer

Daniel E. Berg

Mark Dillon

Deborah J. Grafmiller

* For each of the above directors pursuant to power of attorney furnished with this Registration Statement.

By:	/s/ Robert E. Beach	December 12, 2014
Robert E. Beach
(pursuant to power of attorney)

EXHIBIT INDEX

Number	Exhibit

4	Commercial Bancshares, Inc. 2009 Stock Incentive Plan

5	Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of newly issued securities under the Plan

23.1	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney